Exhibit 23.2

Independent AUDITORS' consent

We consent to the use in this Registration Statement of PSEG Power LLC on Form S-4 of our report dated March 21, 2001, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Parsippany, New Jersey
September 10, 2001